UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 6, 2017

GOPRO, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36514	77-0629474
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

3000 Clearview Way, San Mateo, California 94402

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (650) 332-7600

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement

The information set forth in Item 8.01 below under the heading “Prepaid Forward Stock Purchase Transaction” is incorporated by reference into this Item 1.01.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 8.01 below is incorporated by reference into this Item 2.03.

Item 3.02.	Unregistered Sales of Equity Securities.

The information set forth in Item 8.01 below is incorporated by reference into this Item 3.02.

Item 8.01	Other Events

On April 6, 2017, GoPro, Inc. (the “Company”) announced the pricing of $175.0 million aggregate principal amount of 3.50% Convertible Senior Notes due 2022 (the “Notes”). The size of the offering was increased from the previously announced $150 million in aggregate principal amount. The Notes will be sold to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”).

A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Purchase Agreement

On April 6, 2017, the Company entered into a purchase agreement (the “Purchase Agreement”) with J.P. Morgan Securities LLC, as representative of the several initial purchasers named therein (collectively, the “Initial Purchasers”), relating to the Company’s sale of the Notes to the Initial Purchasers in a private placement in reliance on Section 4(a)(2) of the Securities Act and for initial resale by the Initial Purchasers to qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A under the Securities Act. The Company relied on these exemptions from registration based in part on representations made by the Initial Purchasers. The Purchase Agreement includes customary closing conditions and customary representations, warranties and covenants by the Company. Under the terms of the Purchase Agreement, the Company has agreed to indemnify the Initial Purchasers against certain liabilities under the Securities Act. The Notes and the shares of the Company’s Class A common stock (the “Class A common stock”) issuable upon conversion of the Notes, if any, have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Prepaid Forward Stock Purchase Transaction

In connection with the pricing of the Notes, on April 6, 2017 the Company entered into a prepaid forward stock purchase transaction (the “Prepaid Forward”) with JPMorgan Chase Bank, N.A., an affiliate of one of the Initial Purchasers of the Notes (the “Forward Counterparty”). The Prepaid Forward is intended to facilitate privately negotiated derivative transactions by which investors in the Notes will be able to hedge their investment. The Company intends to use approximately $78.0 million of the net proceeds from the offering of the Notes to pay the prepayment amount of the Prepaid Forward, and the initial aggregate number of the Company’s Class A common stock underlying the Prepaid Forward is approximately 9.2 million shares (based on the closing sale price of the Company’s Class A common stock on The NASDAQ Global Select Market on April 6, 2017). The expiration date for the Prepaid Forward will be approximately five years after the pricing of the Notes, although it may be settled earlier in whole or in part. Upon settlement of the Prepaid Forward, at expiration or upon any early settlement, the Forward Counterparty will deliver to the Company the number of shares of Class A common stock underlying the Prepaid Forward or the portion thereof being settled early. In the event that the Company pays any cash dividends on its Class A common stock, the Forward Counterparty will pay an equivalent amount to the Company. Subject to the closing of the offering of the Notes, the Prepaid Forward will become effective on April 12, 2017.

The shares of Class A common stock to be purchased under the Prepaid Forward will be treated as treasury stock (and not outstanding for purposes of the calculation of basic and diluted earnings per share), but will remain outstanding for corporate law purposes, including for purposes of any future stockholders votes, until the Forward Counterparty delivers the shares underlying the Prepaid Forward to the Company.

In connection with establishing its initial hedge of the Prepaid Forward, the Forward Counterparty (or its affiliate) expects to enter into one or more derivative transactions with respect to the Class A common stock with purchasers of the Notes concurrent with or after the pricing of the Notes. The Prepaid Forward is intended to reduce the dilution to Company stockholders from the issuance of Class A common stock (if any) upon conversion of the Notes and to allow certain investors to establish short positions that generally correspond to commercially reasonable initial hedges of their investment in the Notes. The notional size of the Prepaid Forward will correspond to the notional size of the aggregate initial hedge position of such investors. It is possible, however, that investors may seek to execute larger initial hedge positions, in which case such investors may offset such larger initial hedge positions by purchasing shares of the Class A common stock on the pricing date. Facilitating investors’ hedge positions by entering into the Prepaid Forward, particularly if investors purchase shares of the Class A common stock on the pricing date, could increase (or reduce the size of any decrease in) the market price of the Class A common stock or the Notes, and effectively raise the initial conversion price of the Notes.

In addition, the Forward Counterparty (or its affiliate) may modify its hedge position by entering into or unwinding one or more derivative transactions with respect to the Class A common stock and/or purchasing or selling shares of the Class A common stock or other securities of the Company in secondary market transactions at any time, including following the pricing of the Notes or immediately prior to or shortly after April 15, 2022 (and are likely to unwind their derivative transactions and/or purchase or sell shares of the Class A common stock in connection with any conversion or repurchase of the Notes, in connection with the purchase or sale of Notes by certain investors and/or in the event that sufficient borrow of the Class A common stock becomes available). These activities could also cause or avoid an increase or a decrease in the market price of the Class A common stock or the Notes.

The description of the Prepaid Forward contained herein is qualified in its entirety by reference to the Prepaid Forward attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit

10.1	Forward Stock Purchase Transaction, dated April 6, 2017, between the Company and JPMorgan Chase Bank, National Association

99.1	Press release dated April 6, 2017, announcing the Company’s pricing of $175 million aggregate principal amount of 3.50% Convertible Senior Notes due 2022.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

GoPro, Inc.

(Registrant)

Dated: April 7, 2017	By:	/s/ Brian McGee

Brian McGee
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

10.1	Forward Stock Purchase Transaction, dated April 6, 2017, between the Company and JPMorgan Chase Bank, National Association

99.1	Press release dated April 6, 2017, announcing the Company’s pricing of $175 million aggregate principal amount of 3.50% Convertible Senior Notes due 2022.